Exhibit 10.2.2

Form of Side-by-Side

AGREEMENT

THIS AGREEMENT (“Agreement”) by and between White Mountains Advisors LLC, a Delaware limited liability company (“WMA”), and OneBeacon Insurance Group, Ltd., a Bermuda company (“OneBeacon”), is dated as of November           , 2006.

Reference is made to (i) the Investment Management Agreements between WMA and the subsidiaries of OneBeacon listed on Schedule A attached hereto (the “Existing IMAs”) and (ii) the form of Investment Management Agreement filed with OneBeacon’s Registration Statement on Form S-1 as Exhibit 10.2.3 (the “New IMA”).

In light of the parties’ desire to transition from the Existing IMA to the terms of the New IMA as soon as possible following the closing of OneBeacon’s initial public offering of its common shares (the “IPO”), the parties hereto hereby agree as follows:

1.                                       WMA agrees not to terminate the Existing IMAs prior to the fifth anniversary of the IPO closing date except for cause.

2.                                       WMA agrees that, to the extent fees paid by OneBeacon subsidiaries under the Existing IMAs for services provided after the IPO exceed the amount that would otherwise have been paid by such subsidiaries had they entered into investment management agreements with WMA in substantially the form of the New IMA on or prior to the IPO closing date, WMA will reimburse OneBeacon for the amount of such excess by payment to OneBeacon's subsidiary, Fund American Financial Services, Inc. By similar reimbursement mechanism, WMA also agrees to provide OneBeacon subsidiaries operating under the Existing IMAs for services provided after the IPO with the benefit of any indemnities provided by WMA in the form of the New IMA to the extent more favorable than the indemnities provided under the applicable Existing IMAs.

3.                                       WMA agrees in good faith to enter into, and OneBeacon agrees in good faith to cause each of its subsidiaries to enter into, an investment management agreement with WMA in substantially the form of the New IMA as soon as practical after all requisite regulatory approvals have been obtained with respect to such subsidiary.

4.                                       This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York without regard to the choice of law principles thereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement (including the Schedules attached hereto) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

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{Signature page follows}

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written

WHITE MOUNTAINS ADVISORS LLC

By:
Name:
Title:

ONEBEACON INSURANCE GROUP, LTD.

By:
Name:
Title:

Schedule A

Existing Investment Management Agreements